UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – REGULATION FD DISCLOSURE

On December 14, 2007, Genentech, Inc. presented updated Phase I clinical findings on trastuzumab-DM1 (T-DM1) at the 30th Annual San Antonio Breast Cancer Symposium (SABC).  T-DM1 is an anticancer compound in development by Genentech that comprises ImmunoGen’s cell-killing agent, DM1, linked to Genentech’s HER2-targeting antibody, trastuzumab.

The findings reported are from a Phase I clinical trial being conducted by Genentech that evaluates T-DM1 when administered once every three weeks to patients with HER2-positive metastatic breast cancer that has progressed on or within 60 days of receiving a chemotherapy regimen containing trastuzumab (Herceptin®).  Twenty-four patients were enrolled in the study presented.  Among these, 15 patients received T-DM1 at the maximum tolerated dose as determined in the study (3.6 mg/kg).

The updated findings reported today identify that 12 of the 15 patients receiving 3.6 mg/kg T-DM1 have had a partial response (PR) or stable disease (SD).  As previously disclosed, 5 of these 15 patients had a PR.  Among the patients who had SD, 5 had SD for a duration ranging from at least 130 days to at least 260 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 14, 2007	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer